UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

                                     Ares Dynamic Credit Allocation Fund, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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Your **Vote** Counts!

ARES DYNAMIC CREDIT ALLOCATION FUND

2023 Annual Meeting
Vote by May 15, 2023
11:59 PM ET



ARES
Dynamic Credit Allocation Fund

ARES DYNAMIC CREDIT ALLOCATION FUND
800 CORPORATE POINTE, SUITE 300
CULVER CITY, CA 90230

V01853-Z84674

You invested in ARES DYNAMIC CREDIT ALLOCATION FUND and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 16, 2023.**

Get informed before you vote

View the Proxy Statement and Annual Report online OR you can receive a free paper or email copy of the material(s) by requesting prior to May 2, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 16, 2023
2:15 p.m. Pacific Time

Virtually at:
www.virtualshareholdermeeting.com/ARDC2023

*Please check the meeting materials for any special requirements for meeting attendance.

V1.1

Vote at www.ProxyVote.comTHIS IS NOT A VOTABLE BALLOTThis is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.Voting Items Board RecommendsProposal 1 - To consider and vote upon the election of one Class I director, to serve for a term expiring on the date on which the Annual Meeting of Stockholders is held in 2026 and until his successor is duly elected and qualifies.Nominee:01) Bruce H. Spector ForTo transact such other business as may properly come before the Meeting or any postponements or adjournments thereof.Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Sign up for E-delivery”.V01854-Z84674